EXHIBIT 21
NEWELL RUBBERMAID INC. AND SUBSIDIARIES
SIGNIFICANT SUBSIDIARIES

STATE OR JURISDICTION OF
NAME	ORGANIZATION
Berol Corporation	Delaware

Berol Pen Company	North Carolina

Brickhouse Collection Company	Delaware

Calphalon Corporation	Ohio

Ember Investment Corporation	Delaware

Furth Corporation	Delaware

Goody Products, Inc.	Delaware

Graco Children’s Products, Inc.	Delaware

Irwin Industrial Tool Company	Delaware

Loral Corporation	Delaware

Marsty Holdings, Inc.	Delaware

Marsty LLC	Delaware

Newell Bloomsbury Co.	New Jersey

Newell Finance Co.	Delaware

Newell Investments Inc.	Delaware

Newell Operating Company	Delaware

Newell Window Furnishings, Inc.	Delaware

Rubbermaid Europe Holding Inc.	Delaware

Rubbermaid Incorporated	Ohio

Rubbermaid Texas Limited	Texas

Rubfinco Inc.	Delaware

Sanford Investment Company	Delaware

Sanford L.P.	Illinois

Turbal Corporation	Delaware

Newell Australia Pty. Ltd.	Australia

DYMO BVBA	Belgium

DYMO Finance SPRL	Belgium

DYMO Holdings SPRL	Belgium

Newell Holdings Brasil Ltda.	Brazil

Irwin Industrial Tool Ferramentas do Brasil, Ltda.	Brazil

Newell Industries Canada Inc.	Canada

NR Capital Co.	Canada

NR Investment Co.	Canada

Sanford Colombia S.A.	Colombia

Irwin Industrial Tool Company A/S	Denmark

Newell Investments France SAS	France

Newell Window Fashions France SA	France

Reynolds SAS	France

Sanford Ecriture SAS	France

Waterman SAS	France

Irwin Industrial Tools GmbH	Germany

Sanford GmbH	Germany

Newell Window Fashions Italy SRL	Italy

Sanford Italy SRL	Italy

Mirado S.A.	Luxembourg

Newell Luxembourg Finance SARL	Luxembourg

Amerock Hardware Systems de Mexico	Mexico

Berol S. de R.L. de C.V.	Mexico

Comercial Berol S. de R.L. de C.V.	Mexico

Newell Window Furnishings de Mexico	Mexico

Newell Rubbermaid Nederland BV	Netherlands

Newell Tools Netherlands BV	Netherlands

Newell International Finance Co.	Scotland

Berol Limited	United Kingdom

Irwin Industrial Tool Company	United Kingdom

Newell Holdings Limited	United Kingdom

Newell Limited	United Kingdom

Newell (1995) Limited	United Kingdom

Parker Pen Company	United Kingdom

Parker Pen Holdings	United Kingdom

Polyhedron Holdings Ltd.	United Kingdom